UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 5, 2022

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, Elyria, Ohio 44035
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	IVC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Separation Agreement
As previously disclosed in the Current Report on Form 8-K filed by Invacare Corporation (the “Company”) on August 29, 2022, the employment of Matthew E. Monaghan as the Company’s President and Chief Executive Officer terminated effective August 28, 2022 (the “Date of Separation”).
On December 5, 2022, the Company and Mr. Monaghan entered into a Separation Agreement and General Release with respect to the termination of his employment with the Company (the “Separation Agreement”) and Mr. Monaghan resigned as a director of the Company without any disagreement or dispute with the Company or its Board of Directors.
Provided that Mr. Monaghan signs and does not revoke a general release of claims in accordance with the Separation Agreement (the “Release”), he is entitled to payment of the equivalent of 12 months of his regular monthly pay as of the Date of Separation, less applicable taxes and withholdings, paid over the six-month period from January 2023 through June 2023 on a semi-monthly basis consistent with the Company’s regular payroll practices.
The Separation Agreement also provides that Mr. Monaghan is entitled to continuation of coverage under the Company’s health insurance plan pursuant to COBRA, for which the Company will pay all premiums (following effectiveness of the Release) retroactive to the Date of Separation through August 31, 2023 or such earlier time as Mr. Monaghan obtains new health insurance coverage. Upon effectiveness of the Release, certain unvested time-based restricted stock of the Company held by Mr. Monaghan will continue to vest through May 15, 2023 in accordance with its terms, and the portion of such stock that would have remained unvested as of May 16, 2023 will be immediately forfeited.
Pursuant to the Separation Agreement, Mr. Monaghan agreed to certain restrictive covenants, including among others, non-competition, non-interference and non-recruitment obligations, effective through August 31, 2023. Mr. Monaghan further agreed to provide certain transition assistance as reasonably required by the Company for up to 12 hours per month until August 31, 2023.
The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Director Appointment
On December 9, 2022, the board of directors of the Company (the “Board”) appointed Geoffrey P. Purtill, the Company’s President and Chief Executive Officer, to serve as a director of the Company and fill the vacancy on the Board created by the resignation of Matthew E. Monaghan. Mr. Purtill has been appointed to serve a term expiring at the Company’s 2023 Annual Meeting of Shareholders.
Mr. Purtill, age 57, has served as the Company’s President and Chief Executive Officer since August 28, 2022. Prior to this appointment, Mr. Purtill served as Senior Vice President and General Manager, Europe, Middle East & Africa and Asia Pacific since December 2021 and Vice President, Global Strategy and General Manager, Asia Pacific, since September 2021. Previously, he served for 11 years as the Company's Vice President and General Manager, Asia Pacific. Prior to joining the Company, Mr. Purtill held various sales, category management and supply chain leadership roles at Johnson & Johnson and Nestle. Mr. Purtill spent 14 years in the Australian Army where he was a Captain in the Intelligence Corps.
As an employee of the Company, Mr. Purtill will not have rights to additional compensation for his service as a director. Mr. Purtill remains party to an indemnification agreement with the Company, which is substantially the same as the indemnification agreements the Company has entered into with each of its directors and executive officers. The indemnification agreement requires the Company to indemnify a director against all expenses, judgments, settlements, fines and penalties, actually and reasonably incurred by the director, in connection with the defense or settlement of a proceeding, subject to certain exceptions. The description of the indemnification agreement set forth in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement. The form of indemnification agreement between the Company and each of its directors and executive officers was filed as Exhibit 10(ap) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
There are no arrangements or understandings between Mr. Purtill and any other person pursuant to which he was appointed as a director. There have been no transactions involving the Company or any of its subsidiaries in which Mr. Purtill has or will have a direct or indirect material interest that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Separation Agreement and General Release, entered into December 5, 2022, between Invacare Corporation and Matthew E. Monaghan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: December 9, 2022	By:	/s/ Anthony C. LaPlaca
	Name:	Anthony C. LaPlaca
	Title:	Senior Vice President, General Counsel,
Chief Administrative Officer and Secretary

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Separation Agreement and General Release, entered into December 5, 2022, between Invacare Corporation and Matthew E. Monaghan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).